UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2026

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2026, the board of directors (the “Board”) of Agenus Inc., a Delaware corporation (the “Company”), increased the size of the Board from six (6) to seven (7) directors and appointed Marco Tullio Marcucci to fill the resulting vacancy as a Class II director, to serve until the Company’s 2029 annual meeting of stockholders and until his successor is duly elected and qualified, effective immediately. Mr. Marcucci was also appointed to serve as a member of the Board’s Corporate Governance and Nominating Committee. Following Mr. Marcucci’s appointment, the Board consists of seven (7) directors, including Brian Corvese and Timothy R. Wright, serving as Class I directors; Garo Armen, Jennifer Buell and Marco Tullio Marcucci, serving as Class II directors; and Susan Hirsch and Thomas Harrison, serving as Class III directors.

Mr. Marcucci, age 55, is an attorney based in Rome, Italy. Since 2003, he has practiced at Studio Legale Pecora Marcucci, where he advises individuals and companies on commercial and civil law, administrative and tax litigation, wealth management, capital markets investments, venture capital activities, and domestic and cross-border agreements. He previously served as in-house legal counsel at H3G S.p.A. in Rome and held earlier legal roles involving corporate law, competition law and transnational joint ventures. Mr. Marcucci has been admitted to the Bar Association of Rome since 2002 and to the Special Bar Association of the Supreme Court and High Courts since 2018. We believe Mr. Marcucci is qualified to serve on the Board because of his extensive legal, capital markets, investment, venture capital and cross-border transactional experience, including experience evaluating investments in biotechnology and technology companies.

Mr. Marcucci will be compensated in accordance with the Company’s non-employee director compensation program, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2026. Mr. Marcucci will receive an annual cash retainer of $75,000 and an annual Corporate Governance and Nominating Committee membership retainer of $7,500. In connection with his appointment, on August 5, 2026, Mr. Marcucci was granted an option to purchase 7,500 shares of the Company’s common stock. The option will vest in three equal annual installments commencing on the first anniversary of the date of grant, in each case subject to Mr. Marcucci’s continued service on the Board through the applicable vesting date. No portion of the option will vest before August 5, 2027. The award is subject to the terms and conditions of the Company’s applicable equity incentive plan and the applicable award agreement. The Company has entered into the Company’s standard form of indemnification agreement with Mr. Marcucci.

There is no arrangement or understanding pursuant to which Mr. Marcucci was appointed to the Board. There are no family relationships between Mr. Marcucci and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K. Mr. Marcucci does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agenus Inc.

Date:	August 11, 2026	By:	/s/ Garo H. Armen
Garo H. Armen, Chairman and CEO